EXHIBIT 23(a)




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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated July 30, 1997, included in Avnet, Inc.'s Annual Report on Form 10-K for the year ended June 27, 1997, and to all references to our firm included in this Registration Statement.


                                            /s/ ARTHUR ANDERSEN LLP



New York, New York
August 7, 1998